United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 7, 2008

(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard

Los Angeles, California 90048

(Address of Principal executive offices, including zip code)

(323) 932-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 7, 2008, EMAK Worldwide, Inc. (the “Company”) issued a press release announcing its updated investor fact sheet outlining the Company’s current investment highlights. The Company also posted the updated investor fact sheet on the Investor Info section of its website, www.emak.com. As indicated in the press release, the updated fact sheet also provides an outline of the Company’s growth assumptions for the fiscal years 2008 through 2011. The Company anticipates greater profitability over the coming years assuming solid growth in its Agency Services segment, modest growth in its Consumer and Promotional Products segment and operating expenses aligned with revenue levels, resulting in improving earnings before interest, taxes, depreciation and amortization (EBITDA).

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press release issued by EMAK Worldwide, Inc. dated January 7, 2008

Exhibit 99.2	Fact sheet issued by EMAK Worldwide, Inc. dated January 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.

Date: January 10, 2008	By:	/s/Teresa L. Tormey
Teresa L. Tormey,
Chief Administrative Officer and General Counsel

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